UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2015

IDLE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54736	26-2818699
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

216 S. Centre Avenue Leesport, PA		19533
(Address of principal executive offices)		(Zip Code)

(484) 671-2241
(Registrant’s telephone
number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)     On December 22, 2015, the Company engaged Connolly, Grady & Cha as its independent registered accountants, to replace De Joya Griffith LLC as its independent registered accountants, which firm was dismissed by the Company on October 5, 2015, after the Company learned that De Joya Griffith LLC had ceased operations.

The Company does not have an audit committee and the engagement of Connolly, Grady & Cha as its independent registered accountants was therefore approved by the Company’s Board of the Directors.

During the Company’s two most recent fiscal years ended September 30, 2014 and Stepember 30, 2013, and during the subsequent interim period through the date of this Current Report, neither the Company, nor anyone on its behalf, has consulted Connolly, Grady & Cha with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Connolly, Grady & Cha concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

Date: December 22, 2015	By:	/s/ Marcus Frasier
Name: Marcus Frasier
Title: Chief Executive Officer